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                                                                   Exhibit 23.13

                      CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this Registration Statement of our report dated April 18, 1999, included herein, and to all references to our Firm included in this Registration Statement. It should be noted that we have performed no audit procedures subsequent to April 18, 1999, and have no responsibility for events and circumstances occurring after that date.

/s/ Arthur Andersen LLP

Boston, Massachusetts
May 31, 2000